                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              WATERS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                    WATERS

                                                              April 1, 1998

Dear Stockholder:

  On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Waters Corporation (the "Company") on May 12, 1998 at 11:00 o'clock a.m., eastern standard time. The meeting will be held at Waters Corporation, 34 Maple Street, Milford, Massachusetts 01757.

  The matters scheduled to be considered at the meeting are (i) the election of directors of the Company, (ii) the ratification of auditors for the Company and
(iii) the reservation of an additional two million shares of the Company's common stock for issuance upon the exercise of stock options granted under the Company's Long-Term Performance Incentive Plan for senior executives of the Company. These matters are more fully explained in the attached Proxy Statement which you are encouraged to read.

  The Board of Directors values and encourages stockholder participation. It is important that your shares be represented, whether or not you plan to attend the meeting. Please take a moment to sign, date and return your Proxy in the envelope provided even if you plan to attend the meeting.

  We hope you will be able to attend the meeting.

                                         Sincerely,

                                         /s/ Douglas A. Berthiaume

                                         Douglas A. Berthiaume

                                         Chairman, President and

                                         Chief Executive Officer

                                    WATERS

                            WATERS CORPORATION

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  Notice is hereby given that the Annual Meeting of Stockholders of Waters Corporation (the "Company") will be held at Waters Corporation, 34 Maple Street, Milford, Massachusetts 01757 on May 12, 1998, at

11:00 o'clock a.m., eastern standard time, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected;

    2. To ratify the selection of the firm of Coopers & Lybrand L.L.P., the present auditors, as auditors for the fiscal year of 1998;

    3. To ratify the reservation of an additional two million shares of the Company's common stock for issuance upon the exercise of stock options granted under the Company's Long-Term Performance Incentive Plan for senior executives of the Company; and

    4. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

  In accordance with the provisions of the Company's bylaws, the Board of Directors has fixed the close of business on March 23, 1998 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting.

                                         By order of the Board of Directors

                                         /S/Douglas A. Berthiaume

                                         Douglas A. Berthiaume

                                         Chairman, President and

                                         Chief Executive Officer

Milford, Massachusetts

April 1, 1998

                              WATERS CORPORATION

                             34 MAPLE STREET

                       MILFORD, MASSACHUSETTS 01757

                                PROXY STATEMENT

                      ANNUAL MEETING OF STOCKHOLDERS

                     MAY 12, 1998, 11:00 O'CLOCK A.M.

  The Proxy is solicited by the Board of Directors of Waters Corporation (the "Company") for use at the 1998 Annual Meeting of Stockholders to be held on May 12, 1998 at 11:00 o'clock a.m. at the Company's headquarters located at 34 Maple Street, Milford, Massachusetts, 01757. Solicitation of the Proxy may be made through officers and regular employees of the Company by telephone or by oral communications with some stockholders following the original solicitation period. No additional compensation will be paid to such officers and regular employees for Proxy solicitation. Corporate Investor Communications, Inc. has been hired by the Company to do a broker solicitation for a fee of $4,500.00 plus reasonable out-of-pocket expenses. Expenses incurred in the solicitation of Proxies will be borne by the Company.

                                VOTING MATTERS

  The representation in person or by proxy of a majority of the outstanding shares of common stock of the Company, par value $.01 per share (the "Common Stock"), entitled to a vote at the meeting is necessary to provide a quorum for the transaction of business at the meeting. Shares can only be voted if the stockholder is present in person or is represented by a properly signed proxy (a "Proxy"). Each stockholder's vote is very important. Whether or not you plan to attend the meeting in person, please sign and promptly return the enclosed Proxy card, which requires no postage if mailed in the United States. All signed and returned Proxies will be counted towards establishing a quorum for the meeting, regardless of how the shares are voted.

  Shares represented by Proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the Proxy card. If your Proxy card is signed and returned without specifying choices, your shares will be voted in favor of the proposals made by the Board of Directors, and as the individuals named as Proxy holders on the Proxy deem advisable on all other matters as may properly come before the meeting.

  For all matters to be voted upon at the meeting, the affirmative vote of a majority of shares present in person or represented by Proxy, and entitled to vote on the matter, is necessary for approval. Withholding authority to vote or an instruction to abstain from voting on a proposal will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will have the same effect as a vote against the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker "non-votes" will not be treated as shares present and entitled to vote on a voting matter and will have no effect on the outcome of the vote.

  Any stockholder giving the enclosed Proxy has the power to revoke such Proxy prior to its exercise either by voting by ballot at the meeting, by executing a later-dated Proxy or by delivering a signed written notice of the revocation to the office of the Secretary of the Company before the meeting begins. The Proxy will be voted at the meeting if the signer of the Proxy was a stockholder of record on March 23, 1998 (the "Record Date").

  On the Record Date, there were 29,790,227 shares of Common Stock outstanding and entitled to vote at the meeting. Each outstanding share of Common Stock is entitled to one vote. This Proxy Statement is first being sent to the stockholders on or about April 1, 1998. A list of the stockholders entitled to vote at the meeting will be available for inspection at the meeting for purposes relating to the meeting.

                           MATTERS TO BE ACTED UPON

1. ELECTION OF DIRECTORS

  The Board of Directors recommends that the stockholders vote FOR each nominee for director set forth below. Eight directors are to be elected at the meeting, each to hold office until his successor is elected and qualified or until his earlier resignation, death or removal. Each nominee listed below is currently a director of the Company. It is intended that the Proxies in the form enclosed with this Proxy Statement will be voted for the nominees set forth below unless stockholders specify to the contrary in their Proxies or specifically abstain from voting on this matter.

  The following information pertains to the nominees, their principal occupations for the preceding five-year period, certain directorships and their ages as of April 1, 1998:

  Douglas A. Berthiaume, 49, has served as Chairman of the Board of Directors of the Company since February 1996 and has served as President, Chief Executive Officer and a Director of the Company since August 1994. From 1990 to 1994, Mr. Berthiaume served as President of the Waters Chromatography Division of Millipore (the "Predecessor"). Mr. Berthiaume is a Director of Genzyme Corporation and the Chairman of the Analytical and Life Science Systems Association.

  Joshua Bekenstein, 39, has served as a Director of the Company since August 1994. He has been a Managing Director of Bain Capital, Inc. ("Bain") since January 1993 and a General Partner of Bain Venture Capital since its inception in 1987. Mr. Bekenstein is a Director of Stage Stores Inc., Totes Inc., Small Fry Snack Foods, Inc. and Bright Horizons Children's Center, Inc.

  Michael J. Berendt, Ph.D., 49, has served as a Director of the Company since March 1998 pending election by the stockholders at an annual meeting. Since November 1996, Dr. Berendt has served as Senior Vice President, Pharmaceutical Research of Bayer Corporation, Pharmaceutical Division. From January 1996 to November 1996, Dr. Berendt served as Vice President, Institute for Bone & Joint Disorders and Cancer, Bayer Corporation, Pharmaceutical Division. From October 1993 to January 1996, Dr. Berendt served as Director, Institute for Bone & Joint Disorders and Cancer, Bayer Corporation, Pharmaceutical Division. Prior to joining Bayer, Dr. Berendt served as Group Director of Drug Discovery at Pfizer, Inc., and was responsible for immunology and infectious diseases research. Dr. Berendt is a member of the Board of Directors of Onyx Pharmaceuticals, Inc., Myriad Genetics, Inc., and Connecticut's Regional Growth Partnership.

  Philip Caldwell, 78, has served as a Director of the Company since August 1994. Mr. Caldwell spent 32 years at Ford Motor Company where he served as Chairman of the Board of Directors and Chief Executive Officer from 1980 to 1985 and as a Director from 1973 to 1990. He served as a Director and Senior Managing Director of Lehman Brothers Inc. and its predecessor, Shearson Lehman Brothers Holdings, Inc. from 1985 to February 1998. Mr. Caldwell is Chairman of Mettler-Toledo International Inc. and a Director of Zurich Holding Company of America, Inc., American Guarantee & Liability Insurance Company, The Mexico Fund and Russell Reynolds Associates, Inc. Mr. Caldwell has also served as a Director of The Chase Manhattan Corporation, The Chase Manhattan Bank, N.A., Digital Equipment Corporation, Federated Department Stores, Inc., Kellogg Company, CasTech Aluminum Group, Inc., Specialty Coatings International, Inc., and Zurich Reinsurance Centre, Inc.,

  Edward Conard, 41, has served as a Director of the Company since August 1994. Mr. Conard has been a Managing Director of Bain since March 1993. Mr. Conard was previously a Managing Director of Wasserstein Perella and Company, an investment banking firm that specializes in mergers and acquisitions, and a Vice President of Bain & Company heading up the firm's operations practice area. Mr. Conard is a Director of Medical Specialties Group, Inc.

  Laurie H. Glimcher, M.D., 46, has served as a Director of the Company since January 1998 pending election by the stockholders at an annual meeting. Dr. Glimcher has been a Professor of Immunology and Medicine at the Harvard School of Public Health and Harvard Medical School since 1990. Dr. Glimcher is a Director of Bristol-Myers Squibb Company.

  William J. Miller, 51, has served as a Director of the Company since January 1998 pending election by the stockholders at an annual meeting. Since April 1996, Mr. Miller has served as Chief Executive Officer and Chairman of the Board of Avid Corporation and since September 1996, he has served as President. From March 1992 to September 1995, Mr. Miller served as Chief Executive Officer of Quantum Corporation. From May 1992, Mr. Miller served as a member of the Board of Directors of Quantum Corporation and from September 1993 to August 1995, he served as Chairman of the Board of Directors. From 1981 to March 1992, he served in various positions at Control Data Corporation, most recently as Executive Vice President and President, Information Services. Mr. Miller is a Director of NVidia Corporation and Innovex, Inc.

  Thomas P. Salice, 38, has served as a Director of the Company since July 1994. Mr. Salice is a Managing Director of AEA Investors Inc. ("AEA") and has served with AEA since May 1989. Mr. Salice is a Director of Mettler-Toledo International, Inc. and Manchester Tank & Equipment Company.

2. RATIFICATION OF AUDITORS

  The Board of Directors recommends that the stockholders vote FOR the ratification of the firm of Coopers & Lybrand L.L.P. as the auditors to audit the financial statements of the Company and certain of its subsidiaries for the fiscal year ending December 31, 1998. It is intended that the Proxies in the form enclosed with this Proxy Statement will be voted for such firm unless stockholders specify to the contrary in their Proxies or specifically abstain from voting on this matter.

  Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

3. RESERVATION OF SHARES

  The Board of Directors recommends that the stockholders vote FOR the ratification of the reservation (the "Reservation") of an additional two million shares of the Common Stock for issuance upon the exercise of stock options granted under the Company's Long-Term Performance Incentive Plan (the "Plan") for senior executives of the Company.

  The Plan provides for the granting to employees and other key individuals who perform services for the Company and its subsidiaries ("Participants") the following types of incentive awards: stock options, stock appreciation rights, restricted stock, performance units, performance grants and other types of awards that the Compensation Committee of the Board of Directors deems to be consistent with the purposes of the Plan. In 1996, the Plan was approved, and an aggregate of 1,000,000 shares of Common Stock was reserved for issuance under the Plan. If the Reservation is ratified, an additional 2,000,000 shares of Common Stock will be reserved for issuance under the Plan. The Participants are chosen at the discretion of the Compensation Committee and currently number approximately 150.

4. OTHER BUSINESS

  The Board of Directors does not know of any other business to be presented at the Annual Meeting of Stockholders. If any other matters properly come before the meeting, however, it is intended that the persons named in the enclosed form of Proxy will vote said Proxy in accordance with their best judgment.

                      DIRECTORS MEETINGS AND COMPENSATION

DIRECTORS MEETINGS

  The Board of Directors held five meetings during the year ended December 31, 1997. The Audit Committee, which currently consists of Messrs. Bekenstein, Caldwell and Salice, oversees the activities of the Company's independent auditors and recommends the engagement of auditors. The Compensation Committee, which currently consists of Messrs. Conard and Salice, approves the compensation of executives of the Company, makes recommendations to the Board of Directors with respect to standards for setting compensation levels and administers the Company's incentive plans. There is no standing nominating committee. During fiscal year 1997, all of the Company's directors participated in excess of 75% of the aggregate of the meetings of the Board of Directors and the meetings of committees of the Board of Directors of which such director was a member. During fiscal year 1997, the Compensation Committee and the Audit Committee each met two times.

  Marc Wolpow resigned on December 19, 1997 as a Director of the Company. Pursuant to the provisions of the Company's Bylaws, the Board of Directors resolved to fix the number of members of the Board of Directors at eight and elected Michael J. Berendt, Ph.D, Laurie H. Glimcher, M.D. and William J. Miller to fill the vacant director positions until such time as they or their successors are elected by the stockholders at an annual meeting.

COMPENSATION OF DIRECTORS

  Directors who are full-time employees of the Company receive no additional compensation for serving on the Board or its committees. Outside Directors each receive a retainer of $17,500 per year (other than the Chairman who, if an Outside Director, will receive an annual fee of $30,000), $1,000 for each Board meeting, $750 for each committee meeting that they attend and an annual grant of 1,000 options under the Company's 1996 Non-Employee Director Stock Option Plan. All directors are reimbursed for expenses incurred in connection with their attendance at meetings.

                         MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

  The following Summary Compensation Table discloses, for the fiscal years indicated, individual compensation information on Mr. Berthiaume and the four other most highly compensated executive officers (collectively, the "named executives") who were serving as executive officers at the end of fiscal year 1997.

                              ANNUAL COMPENSATION
                          ---------------------------
                                                            SECURITIES
                                                            UNDERLYING
                                                             OPTIONS    ALL OTHER
NAME AND PRINCIPAL                    SALARY   BONUS          (#) OF   COMPENSATION
POSITION                  FISCAL YEAR   ($)     ($)           SHARES       ($)
------------------        ----------- ------- -------       ---------- ------------
Douglas A. Berthiaume...     1997     400,000 490,000(1)      45,000      29,484(2)(3)(4)
 Chairman, President and     1996     299,990 352,200(5)      38,500      22,696
 Chief Executive Officer     1995     275,002 548,414(6)(7)      --       26,914
Arthur G. Caputo........     1997     184,990 200,836(1)      27,000      12,967(2)(3)(4)
 Senior Vice President,      1996     160,004 164,480(5)      22,000      11,446
 Sales and Marketing         1995     149,994 345,714(6)(7)      --       15,685
Thomas W. Feller........     1997     184,990 200,836(1)      27,000      15,310(2)(3)(4)
 Senior Vice President,
 Operations                  1996     160,004 164,480(5)      22,000      13,655
                             1995     155,012 352,714(6)(7)      --       16,236
John R. Nelson..........     1997     190,008 206,264(1)      27,000      12,712(2)(3)(4)
 Senior Vice President,      1996     164,996 169,620(5)      22,000      11,053
 Research and Develop-
 ment                        1995     160,004 359,714(6)(7)      --       18,086
Philip S. Taymor........     1997     184,990 200,836(1)      27,000      12,289(2)(3)(4)
 Senior Vice President,
 Finance and                 1996     160,004 164,480(5)      22,000      10,582
 Administration and
 Chief Financial             1995     149,994 395,714(6)(7)      --       16,799
 Officer

--------

(1) Reflects bonus earned under the Company's Pay for Performance Plan in 1997 which was paid in 1998.

(2) Includes amounts contributed for the benefit of the named executive under the Waters 401(k) Restoration Plan in 1997 as follows: Mr. Berthiaume $22,131, Mr. Caputo $6,890, Mr. Feller $6,844, Mr. Nelson $7,227 and Mr.
  Taymor $6,890.

(3) Includes amounts contributed for the benefit of the named executive under the Waters Employee Investment Plan in 1997 as follows: Mr. Berthiaume $4,569, Mr. Caputo $4,685, Mr. Feller $4,731, Mr. Nelson $4,662 and Mr.
  Taymor $4,685.

(4) Includes amounts contributed for the benefit of the named executive under Group Term Life Insurance in 1997 as follows: Mr. Berthiaume $2,784, Mr. Caputo $1,392, Mr. Feller $3,735, Mr. Nelson $824 and Mr. Taymor $714.

(5) Reflects bonus earned under the Company's Pay for Performance Plan in 1996 which was paid in 1997.

(6) Reflects bonus earned under the Company's Pay for Performance Plan in 1995 which was paid in 1996 as follows: Mr. Berthiaume $412,700, Mr. Caputo $210,000, Mr. Feller $217,000, Mr. Nelson $224,000 and Mr. Taymor $210,000.

(7) Reflects one-time cash bonus earned in 1995 and paid in 1996 in connection with certain productivity programs implemented by senior management as follows: Mr. Berthiaume $135,714, Mr. Caputo $135,714, Mr. Feller $135,714, Mr. Nelson $135,714 and Mr. Taymor $185,714.

OPTION GRANTS IN FISCAL YEAR 1997

  The following table shows information regarding stock option grants to the named executives in fiscal year 1997:

                                                              POTENTIAL REALIZABLE VALUE AT
                                                              ASSUMED ANNUAL RATES OF STOCK
                                                                  PRICE APPRECIATION FOR
                                  INDIVIDUAL GRANTS                10-YEAR OPTION TERM
                         ----------------------------------- --------------------------------
                                       PERCENT OF
                          NUMBER OF      TOTAL
                         SECURITIES     OPTIONS
                         UNDERLYING     GRANTED     EXERCISE
                           OPTIONS    TO EMPLOYEES   PRICE   EXPIRATION
          NAME           GRANTED (#) IN FISCAL YEAR  ($/SH)     DATE      5% ($)    10%  ($)
          ----           ----------- -------------- -------- ---------- ---------- ----------
Douglas A. Berthiaume...   45,000         9.01%      $42.75   12/02/07  $1,209,829 $3,065,957
Arthur G. Caputo........   27,000         5.41%      $42.75   12/02/07  $  725,897 $1,839,574
Thomas W. Feller........   27,000         5.41%      $42.75   12/02/07  $  725,897 $1,839,574
John R. Nelson..........   27,000         5.41%      $42.75   12/02/07  $  725,897 $1,839,574
Philip S. Taymor........   27,000         5.41%      $42.75   12/02/07  $  725,897 $1,839,574

AGGREGATED OPTION EXERCISES, HOLDINGS AND YEAR END VALUES FOR FISCAL YEAR 1997

  The following table shows information regarding (i) the number of shares of Common Stock acquired upon exercise by the named executives of stock options in 1997 and the value realized thereby and (ii) the number and value of any unexercised stock options held by such executives as of December 31, 1997:

                                                                            VALUE OF UNEXERCISED
                           SHARES                 NUMBER OF SECURITIES     IN-THE MONEY OPTIONS AT
                         ACQUIRED ON   VALUE     UNDERLYING UNEXERCISED          FY-END ($)
                          EXERCISE    REALIZED    OPTIONS AT FY-END (#)   EXERCISABLE/UNEXERCISABLE
          NAME               (#)        ($)     EXERCISABLE/UNEXERCISABLE            (1)
          ----           ----------- ---------- ------------------------- -------------------------
Douglas A. Berthiaume...        0             0      915,868/492,872       $23,859,471/$10,613,793
Arthur G. Caputo........        0             0      343,472/196,938       $ 8,985,626/$ 3,937,588
Thomas W. Feller........   25,700    $1,100,217      317,772/196,938       $ 8,110,284/$ 3,937,588
John R. Nelson..........   28,950    $1,229,999      314,522/196,938       $ 7,999,589/$ 3,937,588
Philip S. Taymor........   38,700    $1,654,581      304,772/196,938       $ 7,667,504/$ 3,937,588

--------

(1) Value is based on the closing price of the Common Stock on December 31, 1997 of $38.125.

AMENDMENT OF 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

  In 1997, the Compensation Committee adopted, and the Board of Directors approved, an amendment of the Company's 1996 Non-Employee Director Stock Option Plan (the "Plan"). The amendment effected the following changes to the
Plan:

    (i) the annual automatic grant of options under the Plan will be made on December 1 (rather than July 1) of each year; (ii) the exercise price of options granted under the Plan will be the fair market value of shares of Common Stock on the date of grant (rather than 115% of fair market value) and (iii) certain vesting and exercise provisions affecting options granted under the Plan will be subject to the discretion of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS

  The Compensation Committee currently consists of Mr. Edward Conard and Mr. Thomas Salice. Prior to the Company's initial public offering, each of Mr. Conard and Mr. Salice also served as an officer of the Company.

COMPENSATION COMMITTEE REPORT

  The Compensation Committee of the Board of Directors is responsible for administering the compensation of senior executives of the Company and is comprised of two independent non-employee directors.

  The Committee's compensation philosophy is to focus management on achieving financial and operating objectives which provide long-term stockholder value. The Company's executive compensation programs are designed to align the interest of senior management with those of the Company's stockholders. There are three key components of executive compensation: base salary, pay for performance (annual incentive), and long-term performance incentive. It is the intent of these programs to attract, motivate and retain senior executives. It is the philosophy of the Compensation Committee to allocate a significant portion of cash compensation to variable performance-based compensation in order to reward executives for high achievement.

 Base Salary

  The salaries for senior executives are reviewed annually and are based upon a combination of factors including past individual performance, competitive salary levels and an individual's potential for making significant contributions to future Company performance. Increases to senior executives' base salaries in fiscal year 1997 were determined by the Committee after consideration of the Company's financial performance in fiscal year 1996, individual position and responsibilities, and general and industry market surveys for comparable positions.

 Annual Incentive

  The Pay for Performance Plan, an annual incentive award plan, is the variable pay program for officers and other senior executives of the Company. The purpose of the Pay for Performance Plan is to provide added motivation and direction to senior executives to achieve operating results based on operating budgets established at the beginning of the year. The Compensation Committee evaluates the audited results of the Company's performance against previously established performance targets in order to determine the individual bonuses under the Pay for Performance Plan. The Company achieved a level of performance required to pay bonuses for fiscal year 1997.

 Long-Term Performance Incentive Plan

  Stock options are an important component of senior executive compensation and the Long-Term Performance Incentive Plan has been designed to motivate senior executives and other key employees to contribute to the long-term growth of stockholder value. Under the 1994 Amended and Restated Stock Option Plan, stock options were also granted to the Company's senior executives and other key individuals. The Compensation Committee authorizes awards under the plan based upon recommendations from the Company's Chief Executive Officer.

 Other Compensation

  The Company's senior executives are also eligible to participate in other compensation plans that are generally offered to other employees, such as the Company's investment and savings plan, retirement plan, employee stock purchase plan and supplemental employee retirement plan.

 Chief Executive Compensation

  Mr. Berthiaume's 1997 annual base salary was based on the Compensation Committee's (the "Committee") evaluation of the Company's overall performance and the salaries and compensation practices of peer companies of comparable size. The Committee also considered the unusual circumstances surrounding the Company which continued from its inception as a private concern in 1994, when it acquired the predecessor business of its former parent, and its initial public offering in 1995. Mr. Berthiaume elected to take a salary reduction in 1994 and no base salary increase in 1995. After considering these factors, the Committee elected to increase Mr. Berthiaume's annual base salary for fiscal year 1997 to $400,000 from $300,000. Under the Pay for Performance Plan, the Compensation Committee awarded Mr. Berthiaume a bonus of $490,000 for fiscal year 1997 based upon the Company's performance as compared to pre-established criteria and targets. Mr. Berthiaume received a stock option grant of 45,000 shares based on the considerations described under the Long Term Performance Incentive Plan.

 Limit on Deductible Compensation

  The Compensation Committee has considered the application of Section 162(m) of the Internal Revenue Code to the Company's compensation practices. Section 162(m) limits the tax deduction available to public companies for annual compensation paid to senior executives in excess of $1 million unless the compensation qualifies as performance-based. The annual cash compensation paid to individual executives does not reach the $1 million threshold, and it is believed that the stock incentive plans of the Company qualify as performance-based. Therefore, the Committee does not believe any further action is necessary in order to comply with Section 162(m). From time to time, the Committee will reexamine the Company's compensation practices and the effect of Section 162(m).

            Mr. Edward Conard                 Mr. Thomas Salice

PERFORMANCE GRAPH

  The following graph compares the cumulative total return on $100 invested on November 17, 1995 (the first day of public trading of the Common Stock) through December 31, 1997 (the last day of public trading of the Common Stock in fiscal year 1997) in the Common Stock of the Company, the NYSE Market Index and the SIC Code 3826 Index. The return of the indices is calculated assuming reinvestment of dividends during the period presented. The Company has not paid any dividends since its initial public offering. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

               COMPARISON OF CUMULATIVE TOTAL RETURN SINCE

            THE DATE OF THE COMPANY'S INITIAL PUBLIC OFFERING,

               NOVEMBER 17, 1995, AMONG WATERS CORPORATION,

                   NYSE MARKET INDEX AND SIC CODE INDEX



-------------------------------------------------------------------------------
                                      NEW YORK STOCK     LABORATORY ANALYTICAL
                                        EXCHANGE           INSTRUMENTS INDEX
DATE       WATERS CORPORATION         MARKET INDEX          (SIC CODE 3826)
-------------------------------------------------------------------------------

11/17/95       100.00                   100.00                  100.00
12/13/95       120.66                   102.31                  108.68
12/31/96       200.83                   123.24                  130.06
12/31/97       252.07                   162.13                  154.29

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The table below sets forth certain information regarding beneficial ownership of Common Stock as of March 23, 1998, by each person or entity known to the Company who owns of record or beneficially five percent or more of the Common Stock, by each named executive officer and director nominee and all executive officers and director nominees as a group.

                                                                 PERCENTAGE OF
                                              NUMBER OF SHARES    OUTSTANDING
                    NAME                     OF COMMON STOCK(1) COMMON STOCK(1)
                    ----                     ------------------ ---------------
5% STOCKHOLDERS
 Pilgrim Baxter & Associates, Ltd...........     3,137,900           10.53%
  825 Duportail Road
  Wayne, Pennsylvania 19087
 FMR Corp...................................     3,734,000           12.53%
  82 Devonshire Street
  Boston, Massachusetts 02109
Directors and Executive Officers
 Douglas A. Berthiaume (2)(3)...............     1,569,798            5.27%
 Arthur G. Caputo (2).......................       415,433            1.39%
 Thomas W. Feller (2)(4)....................       377,579            1.27%
 John R. Nelson (2).........................       342,797            1.15%
 Philip S. Taymor (2)(5)(6).................       408,691            1.37%
 Joshua Bekenstein (2)(7)(8) ...............         1,350               *
 Michael J. Berendt, Ph.D...................           --                *
 Philip Caldwell (2)(7)(8)(9)...............        33,740               *
 Edward Conard (2)(7)(10)...................         1,790               *
 Dr. Laurie H. Glimcher.....................           --                *
 William J. Miller..........................           --                *
 Thomas P. Salice (2)(7)(8)(10)(11).........        31,346               *
 All Directors and Executive Officers as a
  group (14 persons)........................     3,894,905

--------

* represents less than 1% of the total.

 1. Figures are based upon 29,790,227 shares of Common Stock outstanding as of March 23, 1998. The figures assume exercise by only the stockholder or group named in each row of all options for the purchase of Common Stock held by such stockholder or group which are exercisable within 60 days of March 24, 1997.

 2. Includes share amounts which the named individuals have the right to acquire through the ownership of options which are exercisable within 60 days of March 23, 1998 as follows: Mr. Berthiaume 915,868, Mr. Caputo 293,472, Mr. Feller 277,772, Mr. Nelson 283,472, Mr. Taymor 264,772, Mr.
     Bekenstein 1,000, Mr. Caldwell 1,000, Mr. Conard 1,000 and Mr. Salice
     1,000.

 3. Includes 17,250 shares held by Mr. Berthiaume's wife, Diana M. Berthiaume, 6,313 shares held in a family trust, 4,593 shares held in Mr. Berthiaume's 401K Plan and 1,059 shares held in the GST Trust account, for which shares he disclaims beneficial ownership. The trustees of the GST Trust are his spouse and another reporting person of the Company. Mr. Berthiaume gifted 100 shares to each of 5 nieces and nephews.

 4. Includes 19,917 shares held by Mr. Feller's wife, for which shares he disclaims beneficial ownership.

 5. Includes 19,355 shares held by Mr. Taymor's wife, for which he disclaims beneficial ownership.

 6. Reporting person was named a trustee of a trust established by another reporting person of the Company. The trust holds 1,059 shares of Company stock, for which shares he disclaims beneficial ownership.

 7. Reporting person elected to received deferred compensation in the form of phantom stock: Mr. Bekenstein 350.15 shares, Mr. Caldwell 957.82 shares, Mr. Conard 790.22 shares, Mr. Salice 202.47 shares.

 8.  Member of the Audit Committee.

 9. Includes 31,782 shares held in trust for Mr. Caldwell's wife, for which shares he disclaims beneficial ownership.

10.  Member of the Compensation Committee.
11.  Transferred shares to an account held in joint custody with his spouse.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT AGREEMENTS

  None of the executive officers have employment agreements with the Company or any of its affiliates. None of them have any agreements entitling them to termination or severance payments upon a change in control of the Company nor a change in the named executive's responsibilities following a change of control. However, each of the named executive officers is party to a Management Subscription Agreement with the Company pursuant to which each named executive officer has purchased shares of Common Stock in the Company. Each executive officer is also the grantee of certain stock options from the Company under one or more Stock Option Agreements. Pursuant to the terms of such agreements the stock purchased under such agreements or available upon exercise of the options may be subject to repurchase by the Company at the end of such executive's employment with the Company. The Management Subscription Agreements and the Stock Option Agreements also impose certain additional restrictions upon the executive, including confidentiality obligations, assignment of the benefit of inventions and patents to the Company, a requirement that the executive devote his or her exclusive business time to the Company, and noncompete restrictions which extend in certain cases, depending on the basis on which his or her employment is terminated, for a period of up to 24 months following his or her termination date.

LOANS TO EXECUTIVE OFFICERS

  The Company has made loans, in an aggregate principal amount of $2,342,332 million, to certain executive officers of the Company. These loans are full recourse loans and are secured by a pledge of certain of the shares of Common Stock owned by such executive officers. The following executive officers' loans are as of December 1, 1995, bear interest at 5.83% and have a maturity date of December 1, 2000: Douglas A. Berthiaume, Chairman, President and Chief Executive Officer, $650,919; Arthur G. Caputo, Senior Vice President, Sales and Marketing, $245,825; Thomas W. Feller, Senior Vice President, Operations, $245,825; Brian K. Mazar, Vice President, Human Resources and Investor Relations, $247,843; John R. Nelson, Senior Vice President, Research and Development, $204,854; Devette Russo, Vice President, Chromatography Chemistry Division, $211,190; and Philip S. Taymor, Senior Vice President, Finance and Administration and Chief Financial Officer, $245,825. The following executive officers' loans are as of January 8, 1996, bear interest at 5.65% and have a maturity date of January 8, 2001: Mr. Berthiaume $92,939, Mr. Caputo $34,629, Mr. Feller $34,617, Mr. Mazar $34,629, Mr. Nelson $28,858, Ms. Russo $29,750
and Mr. Taymor $34,629.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company has entered into agreements to provide indemnification for its directors and executive officers in addition to the indemnification provided for in the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

                   DIRECTOR AND OFFICER AND TEN PERCENT

                      STOCKHOLDER SECURITIES REPORTS

  The federal securities laws require the Company's directors and officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission, the New York Stock Exchange and the Secretary of the Company initial reports of ownership and reports of changes in ownership of the Common Stock of the Company. Four of the Company's directors, Messrs. Conard, Salice, Caldwell and Bekenstein, filed certain reports late during the fiscal year ended December 31, 1997.

  Except for the foregoing, to the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997 all of the Company's officers, directors and greater-than-ten-percent beneficial owners made all required filings.

                    MATERIAL INCORPORATED BY REFERENCE

  The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 as filed with the Securities and Exchange Commission is hereby incorporated by reference.

                          STOCKHOLDER PROPOSALS

  Proposals of stockholders to be presented at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company by November 4, 1998 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. It is anticipated that the 1999 Annual Meeting will be scheduled on or about May 12, 1999.

1444-PS-97

WATERS


               The Officers and Directors of Waters Corporation
                        cordially invite you to attend
                      the Annual Meeting of Stockholders
              to be held at Waters Corporation, 34 Maple Street,
         Milford, Massachusetts on Tuesday, May 12, 1998 at 11:00 a.m.





                             Douglas A. Berthiaume


                           /s/ Douglas A. Berthiaume

                Chairman, President and Chief Executive Officer


Please sign, date and return your proxy in the envelope provided even if you plan to attend the meeting.

                                  DETACH HERE


[X] Please mark votes in this example



1. To elect a Board of Directors for the ensuing year. Nominees: Joshua Bekenstein, Michael J. Berendt, Ph.D., Douglas A. Berthiaume, Philip Caldwell, Edward Conard, Thomas P. Salice, Laurie H. Glimcher, M.D., and William J. Miller.


2. To ratify the selection of the firm of Coopers & Lybrand L.L.P. as auditors for the fiscal year ended December 31, 1998.
                                                  FOR   AGAINST   ABSTAIN
                                                  [_]     [_]       [_]

3. To ratify the reservation of an additional two million shares of the Company's common stock for issuance upon the exercise of stock options granted under the Company's Long-Term Performance Incentive Plan.

                                                  FOR   AGAINST   ABSTAIN
                                                  [_]     [_]       [_]

4.  To transact such other business as may properly come before the meeting.

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

    MARK HERE IF YOU PLAN TO ATTEND THE MEETING [_]

(If signing as attorney, executor, trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign.)

                                 Directions to
                              Waters Corporation
                                Annual Meeting


Date:                   May 12, 1998
Meeting Location:       Waters Corporation
                        34 Maple Street
                        Milford, MA 01757
                        Tel (508) 478-2000

from Boston - Mass Turnpike West to Route 495, take Route 495 South to exit 19, (Milford/Medway, Rt. 109), turn right at end of exit onto Route 109 West, continue approximately 1/2 mile, turn left onto Birch St. (at Richards' Restaurant). Take right at end of Birch St. and follow the signs to Waters.

from the West - Mass Turnpike East to Route 495, take Route 495 South to exit 19, (Milford/Medway, Rt. 109), turn right at end of exit onto Route 109 West, continue approximately 1/2 mile, turn left onto Birch St. (at Richards' Restaurant). Take right at end of Birch St. and follow the signs to Waters.

from the North or South -take Route 495 to exit 19, (Milford/Medway, Rt. 109), turn at end of exit onto Route 109 West, continue approximately 1/2 mile, turn left onto Birch St. (at Richards' Restaurant). Take right at end of Birch St. and follow the signs to Waters.

PLEASE NOTE: THESE DIRECTIONS CAN BE REPEATED BY CALLING A RECORDING AT (508)
             482-3314.



                                  DETACH HERE


PROXY

                              WATERS CORPORATION
               FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 12, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        the undersigned hereby appoints Douglas A. Berthiaume and Philip S. Taymor, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of the Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified below and upon such other matters as may be properly brought before the meeting or any adjournments thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 AND 3; AUTHORITY WILL BE DEEMED GRANTED UNDER PROPOSAL 4.

         CONTINUED AND TO BE SIGNED ON REVERSE SIDE [SEE REVERSE SIDE]